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                                                                   EXHIBIT 10.4


THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO WHAT ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED TO SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT PROFESSIONAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000.

If you have sold or transferred all your ordinary shares in GlobalWave Group plc, please forward this document and the accompanying Form of Proxy as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee.

                              GLOBALWAVE GROUP PLC

          (REGISTERED IN ENGLAND AND WALES UNDER THE COMPANIES ACT 1985
                         WITH REGISTERED NUMBER 4034697)

                       PROPOSED SALE OF GLOBALWAVE LIMITED

                                       AND

                                    NOTICE OF
                          EXTRAORDINARY GENERAL MEETING

A letter from the Chairman of GlobalWave Group plc is set out on pages 4 to 6 of this document.

Notice of an Extraordinary General Meeting of GlobalWave Group plc to be held at Simmons & Simmons, CityPoint, One Ropemaker Street, London, EC2Y 9SS at 9.00 a.m. on 22 July 2002 is set out on pages 7 and 8 of this document.

To be valid, the accompanying Form of Proxy for use at the Extraordinary General Meeting should be completed (in accordance with the instructions set out on it), signed and returned to Capita IRG Plc, Bourne House, Beckenham Road, Beckenham, Kent BR3 4TU, as soon as possible and, in any event, so as to arrive no later than 9.00 a.m. on 20 July 2002.


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                                    CONTENTS

                                                             Page

Definitions                                                    3

Letter from the Chairman of GlobalWave Group plc               4

Introduction                                                   4

Background to and Reasons for the Proposals                    4

Extraordinary General Meeting                                  5

Recommendation                                                 6

Notice of Extraordinary General Meeting                        7


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                                      DEFINITIONS

The following definitions apply throughout this document unless the context otherwise requires:

"A Shares"                               Class A Common Shares of 1p each in the
                                         Company
"Act"                                    Companies Act 1985 (as amended)
"B Shares"                               Class B Common Shares of 1p each in the
                                         Company
"Board" or "Directors"                   the Directors of the Company
"Company"                                GlobalWave Group plc
"EGM"                                    Extraordinary General Meeting of the
                                         shareholders of the Company to be held
                                         on 22 July 2002, notice of which is set
                                         out on pages 7 and 8 of this document
"Form of Proxy"                          the Form of Proxy for use at the EGM
"GlobalWave"                             GlobalWave Limited, a wholly-owned
                                         subsidiary of Redwave
"GlobalWave Group"                       GlobalWave Group plc and its
                                         subsidiaries
"GlobalWave Group Shareholders"          registered holders of A Shares and B
                                         Shares in the Company
"GlobalWave Group Shares"                allotted or issued fully paid A Shares
                                         and B Shares in the Company
"Hub Post Productions"                   The Hub Post Productions Limited, a
                                         wholly-owned subsidiary of Wave Europe
"Licence"                                the technology licence granted to Wave
                                         Europe by Wave Systems
"Proposals"                              the sale by the Company of the whole
                                         issued share capital of GlobalWave and
                                         its subsidiary, Wave Europe, and the
                                         amendment of the Company's articles of
                                         association
"Redwave"                                Redwave plc, a wholly-owned subsidiary
                                         of the Company
"Resolutions"                            the ordinary and special resolutions to
                                         be considered and resolved on by the
                                         GlobalWave Group Shareholders at the
                                         EGM as set out on pages 7 and 8 of this
                                         document
"Sale"                                   the proposed sale by Redwave of the
                                         whole issued share capital of
                                         GlobalWave and its wholly-owned
                                         subsidiaries, Wave Europe and Hub
                                         Post Productions, to Wave Systems
"Share Purchase Agreement"               agreement dated 19 June 2002 entered
                                         into by Redwave, the Company and Wave
                                         Systems relating to the sale of the
                                         whole issued share capital of
                                         GlobalWave and its wholly-owned
                                         subsidiaries, Wave Europe and
                                         Hub Post Productions, to Wave Systems
"Wave Europe"                            Wave Europe Limited, a wholly-owned
                                         subsidiary of GlobalWave
"Wave Systems"                           Wave Systems Corp., a NASDAQ listed
                                         company with symbol "WAVX"
"Wave Technology"                        the metering technology developed by
                                         Wave Systems and licensed to
                                         Wave Europe


                                       3

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                                  GLOBALWAVE GROUP PLC
                     (REGISTERED IN ENGLAND AND WALES NO. 4034697)

DIRECTORS:                                                    REGISTERED OFFICE:
Laurence Blackall (Chairman)                                      18 Baldwin Way
Ian Martin                                                               Swindon
Kevin Allen                                                               Dudley
Richard Murray                                                     West Midlands
Jan Murray Obodynski                                                     DY3 4PF
Steven Sprague

                                                                    20 June 2002

To: Shareholders of GlobalWave Group plc

Dear Sir/Madam

             PROPOSED SALE OF OPERATING SUBSIDIARIES TO WAVE SYSTEMS CORP.

1. INTRODUCTION

I am pleased to write to you for the first time since the publication of the Annual Report and Accounts for the year ended 30 June 2001 with various proposals relating to the GlobalWave Group.

The purpose of this document is to provide you with details of the Proposals and to explain why your Board considers them to be in the best interests of the GlobalWave Group Shareholders as a whole.

In order to implement the Proposals, it will be necessary to seek approval from the GlobalWave Group Shareholders at an EGM to be held at the offices of Simmons & Simmons at CityPoint, One Ropemaker Street, London EC2Y 9SS at 9.00 a.m. on 22 July 2002, notice of which is set out on pages 7 and 8 of this document.

2. BACKGROUND TO AND REASONS FOR THE PROPOSALS

2.1 DETAILS OF THE COMPANY AND ITS ACTIVITIES

The Company (formerly Wave European Technologies plc) was incorporated on 12 July 2000 with registered number 4034697 under the Act as a private limited company. On 11 October 2000, the Company was reregistered as a public limited company. The Company's registered office is at 18 Baldwin Way, Swindon, Dudley, West Midlands DY3 4PF. The Company owns 100 per cent. of Redwave, which, in turn, owns 100 per cent. of GlobalWave, which, in turn, owns 100 per cent. of Wave Europe and which, in turn, owns 100 per cent. of Hub Post Productions. The Company has 77,296,200 A Shares in issue (being the total of the ordinary shares held by the former Redwave shareholders who participated in the reconstruction offer of last year) and 51,530,801 B Shares (being the ordinary shares issued to Wave Systems and making up its 40 per cent. ownership).

It has become clear to the Board that Wave Systems is in a better position to achieve widespread deployment of the Wave Technology via a presence in both the US and European markets. Whilst content providers have been receptive to our proposition, the absence of a major deployment of the Wave Technology in Europe has made it impossible to deliver the original business model. The Board accordingly resolved to scale back its operations in October of last year and commenced negotiations with Wave Systems for the sale back of the Licence. These discussions took place on the basis that Wave Systems, as a more substantial entity, was better placed to secure a global deployment deal. Wave Systems believes that it is making substantial progress in achieving that deployment and the capital markets look to Wave Systems, the originator of the Wave Technology, to drive the business.

                                       4

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Going forward, the Board is therefore now proposing the following:

(a) SALE BY REDWAVE OF THE ENTIRE ISSUED SHARE CAPITAL OF GLOBALWAVE

The terms and conditions of the proposed sale are contained in a Share Purchase Agreement dated 19 June 2002 between the Company, Redwave and Wave Systems, which is conditional upon the approval of GlobalWave Group Shareholders. The terms of the sale are that Redwave will sell to Wave Systems the entire issued share capital of GlobalWave, which would include its wholly-owned subsidiaries, Wave Europe, the holder of the Licence, and Hub Post Productions. The net assets of GlobalWave, apart from its shareholdings in Wave Europe and Hub Post Productions, amount to approximately (pound)1 million. The consideration for the sale is the issue to Redwave of 1.7 million shares of common stock in Wave Systems. The shares of common stock in Wave Systems will be issued with the benefit of registration rights.

(b) TRANSFER OF THE LICENCE FROM WAVE EUROPE TO WAVE SYSTEMS

Wave Systems granted Wave Europe the Licence for the Wave Technology in its current form in June 2000, securing additional rights and exclusivities. It is now proposed that the Licence for the Wave Technology be transferred back to Wave Systems, by way of the sale of the entire issued share capital of Wave Europe's immediate holding company, GlobalWave, together with Wave Europe and Hub Post Productions as its wholly-owned subsidiaries, to Wave.

(c) AMENDMENT OF THE COMPANY'S ARTICLES OF ASSOCIATION

In order to secure that only the holders of A Shares in GlobalWave Group share in any subsequent distribution of assets, it is proposed that clause 5.2 of the Company's articles of association be amended. The amendment would reflect the fact that upon any subsequent distribution only the holders of the A Shares will be entitled to receive the distribution.

2.2 REASONS FOR THE PROPOSALS

GlobalWave Group's progress has been advanced against the backdrop of an extremely volatile economic environment, exacerbated by the appalling events of 11 September 2001. To go forward with the previous level of overheads, within the very difficult marketplace we now face, would jeopardise the ability of the Company to continue trading successfully.

The Directors still consider that the Wave Technology offers potential as a means of securing e-commerce transactions across the Internet and metering usage of digital content, for broadband and other forms of electronic distribution. The Board therefore reached the conclusion that the best course of action was to sell the Licence back to Wave Systems to allow it to pursue the deployment of the Wave Technology on an unencumbered worldwide basis. The Board also believes that by owning the worldwide rights to the Wave Technology, Wave Systems will have a greater opportunity to advance deployment.

3. EXTRAORDINARY GENERAL MEETING

Set out on pages 7 and 8 of this document is the notice of an Extraordinary General Meeting of the Company to be held at the offices of Simmons & Simmons, CityPoint, One Ropemaker Street, London EC2Y 9SS at 9.00 a.m. on 22 July 2002 at which Resolution 1 will be proposed as an Ordinary Resolution and Resolution 2 will be proposed as a Special Resolution.

o Resolution 1 would approve the sale of GlobalWave and its wholly-owned subsidiaries,Wave Europe and Hub Post Productions; and

o Resolution 2 would approve the amendment of Clause 5.2 of the Company's Articles of Association.

None of the Proposals will be implemented unless both Resolutions are passed at the EGM. If the Resolutions are passed Steven Sprague, CEO of Wave Systems, will stand down from the Board. We would like to take this opportunity to thank Steven in advance for his assistance and commitment during his time as a director of the Company.


                                       5

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You will find enclosed with this document a Form of Proxy for use at the
Extraordinary General Meeting. This should be completed in accordance with the instructions thereon and returned as soon as possible and, in any event, so as to be received by Capita IRG Plc, Bourne House, 34 Beckenham Road, Beckenham, Kent, BR3 4TU no later than 9.00 a.m. on 20 July 2002. The return of a completed Form of Proxy will not prevent you from attending the Extraordinary General Meeting and voting in person, should you so wish.

4. RECOMMENDATION

In the opinion of your Directors the Proposals are in the best interests of the GlobalWave Group Shareholders as a whole. Your Directors unanimously recommend the GlobalWave Group Shareholders to vote in favour of the Resolutions to be proposed at the Extraordinary General Meeting, as they intend to do in respect of their own beneficial holdings which amount in total to 51,617,859 A Shares representing approximately 40.07 per cent. of the issued share capital of the Company.

Yours sincerely

LAURENCE BLACKALL

Chairman



                                       6


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                              GLOBALWAVE GROUP PLC
                                 (THE "COMPANY")

                     NOTICE OF EXTRAORDINARY GENERAL MEETING

NOTICE IS HEREBY GIVEN THAT an Extraordinary General Meeting of the holders of A Common Shares in the Company will be held at 9.00 a.m. on 22 July 2002 at CityPoint, One Ropemaker Street, London EC2Y 9SS for the purpose of considering and, if thought fit, passing the following Resolutions:

                                  ORDINARY RESOLUTION

1. THAT the sale by the Company's wholly-owned subsidiary, Redwave plc, of the entire issued share capital of GlobalWave Limited and its wholly-owned subsidiaries,Wave Europe Limited and The Hub Post Productions Limited, on and subject to the terms and conditions contained in the Share Purchase Agreement dated 19 June 2002 entered into between Redwave plc, the Company and Wave Systems Corp. (the "Sale"), a copy of which is produced to the Meeting and initialled by the Chairman for the purposes of identification and details of which are contained in the circular to shareholders of the Company dated 20 June 2002, be and is hereby approved subject to such amendments thereto as the Directors of the Company may consider appropriate or desirable and the Directors of the Company be and are hereby authorised to take such steps as they may consider appropriate or desirable to procure completion of such Sale.

                                   SPECIAL RESOLUTION

2. THAT the Articles of Association of the Company in force immediately prior to the date hereof be amended so that the provisions of Article 5.2 of the Company's Articles of Association be deleted and substituted with the following:

     "5.2 The A Shares and the B Shares shall each constitute different classes of shares for the purposes of the Act.

     5.3   The following rights shall attach to the B Shares:

           (A) the holders of the B Shares shall not have any right to receive notice of or to attend or vote at any general meeting of the Company;

           (B) the holders of B Shares shall not have any right to receive any dividend or other distribution;

           (C) the holders of the B Shares shall, on a return of capital in a liquidation, but not otherwise, be entitled to receive only the amount credited as fully paid up on each B Share but only after the holders of each A Share in the capital of the Company shall have received the amount paid up or credited as paid up on each A Share together with a payment of (pound)1,000,000 per share and the holders of the B Shares shall not be entitled to any further participation in the assets or profits of the Company;

           (D) the Company shall be deemed to have irrevocable authority to appoint any person to execute on behalf of the holder of such B Shares a transfer thereof and/or an agreement to transfer the same to such person or persons as the Company may determine as custodian thereof and/or purchase the same in accordance with the Companies Act 1985 (as amended) in any such case for not more than 1p for all the B Shares registered in the name of any such holder without obtaining the sanction of such holder or holders and pending such transfer and/or purchase to retain the certificates (if any) in respect thereof.


                                        7


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      5.4 The following rights shall attach to the A Shares:

           (A) the holders of the A Shares shall have all of the rights attaching to the shares as set out in these Articles."

                                                    BY ORDER OF THE BOARD

                                                        Rose-Marie Sexton
                                                        COMPANY SECRETARY

                                                      Dated: 20 June 2002



REGISTERED OFFICE:

18 Baldwin Way
Swindon
Dudley
West Midlands
DY3 4PF

Notes:

1. A member of the Company entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and, on a poll, vote in his place. A proxy need not also be a member of the Company.

2. Completion and return of a form of proxy will not preclude a member from attending and voting in person.

3. To be valid, a form of proxy and any power or other authority under which it is executed (or a duly certified copy of any such power or other authority) must be lodged with the Company's Registrars, Capita IRG Plc at Bourne House, Beckenham Road, Beckenham, Kent BR3 4TU at least 48 hours before the meeting or adjourned meeting or, in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting, at least 48 hours before the taking of the poll at which it is to be used.

4. Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, the Company specifies that only those members registered in the register of members at the Company as at 6.00 p.m. on 20 July 2002, and if the meeting is adjourned, in the Company's register of members 48 hours before the time fixed for the adjourned meeting, shall be entitled to attend or vote at the aforesaid meeting in respect of the number of shares registered in their name at that time. Changes to entries in the register of members made after 6.00 p.m. on 20 July 2002 or, if the meeting is adjourned made less than 48 hours before the time fixed for the adjourned meeting, shall be disregarded in determining the rights of any person to attend or vote at the meeting.




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